As filed with the Securities and Exchange Commission on June 16, 2005

                            Registration No. 333-____

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               ------------------

                             PROVIDENT BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             80-0091851
  ------------------------------                             ------------------
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                             Identification No.)

         400 Rella Boulevard, Montebello, New York 10901, (845) 369-8040
         ---------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                 George Strayton
                      President and Chief Executive Officer
                             Provident Bancorp, Inc.
         400 Rella Boulevard, Montebello, New York 10901, (845) 369-8040
         ---------------------------------------------------------------
                     Name, address, including zip code, and
          telephone number, including area code, of agent for service)


                        Copies of all communications to:

                               Ned Quint, Esquire,
                       Luse Gorman Pomerenk & Schick, P.C.
                     5335 Wisconsin Avenue, N.W., Suite 400
                             Washington, D.C. 20015

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. | |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |



                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum       Proposed Maximum
   Title of Securities to be        Amount to be     Offering Price Per     Aggregate Offering         Amount of
           Registered              Registered(1)          Share(2)                 Price          Registration Fee(2)
------------------------------     -------------    -------------------    -------------------    --------------------
Common Stock, Par Value $0.01
Per Share                            1,000,000      $        11.55         $        11,550,000    $        1,359
==============================     =============    ===================    ===================    ====================

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Dividend Reinvestment and Stock Purchase Plan.
(2) The registration fee with respect to these shares has been computed in accordance with Rule 457(c), based upon the average of the high and low prices for shares of the Common Stock on June 13, 2005.

                                   PROSPECTUS
                                -----------------

                             PROVIDENT BANCORP, INC.
                                1,000,000 Shares

                     Common Stock, Par Value $0.01 Per Share

                           DIVIDEND REINVESTMENT PLAN
                             ----------------------

     This prospectus relates to shares of common stock, par value $0.01 per share, of Provident Bancorp, Inc., a Delaware corporation, which may be offered and sold from time to time pursuant to the terms of the Provident Bancorp, Inc. Dividend Reinvestment plan.

     The plan provides participants with a convenient and economical method for investing cash dividends paid on our common stock in additional shares of our common stock. This prospectus contains a summary of the material provisions of the plan.

     Shares of common stock will be (i) purchased on the open market, (ii) purchased directly from Provident Bancorp, Inc. from authorized but unissued shares or (iii) or purchased directly from Provident Bancorp, Inc. from treasury shares.

     Shares of our common stock are traded on the Nasdaq National Market under the symbol "PBCP." The closing price for our common stock on June 13, 2005 was $11.50 per share.

     We have registered 1,000,000 shares of our common stock for sale under the plan. You should keep this prospectus for future reference.

                   ------------------------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OFFERED ARE OUR EQUITY SECURITIES AND ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK SUBSIDIARY OF OURS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                  The date of this prospectus is June 14, 2005

                                   PROSPECTUS
                                TABLE OF CONTENTS
                              --------------------

ABOUT THIS PROSPECTUS.........................................................3
WHERE YOU CAN FIND MORE INFORMATION...........................................3
PROVIDENT BANCORP, INC........................................................4
DESCRIPTION OF THE PLAN.......................................................5
USE OF PROCEEDS..............................................................13
LEGAL MATTERS................................................................13
EXPERTS......................................................................14
FORWARD-LOOKING STATEMENTS...................................................14
INDEMNIFICATION..............................................................14


We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The plan is not available to any person to whom we may not legally offer it. The date of this prospectus is June 14, 2005. You should not assume that the information in this prospectus is still accurate as of any later date.

                              ABOUT THIS PROSPECTUS

         This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission relating to the offer and sale of shares of our common stock. This prospectus does not include all of the information in the registration statement and provides you with a general description of the securities offered and the plan. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the plan and the securities offered. The registration statement can be read at the Securities and Exchange Commission web site or at the Securities and Exchange Commission offices mentioned under the heading "Where You Can Find More Information."

     When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

     Unless otherwise mentioned or unless the context requires otherwise, (i) all references in this prospectus to "we," "us," "our" or similar references mean Provident Bancorp, Inc. and its subsidiaries; and (ii) all references in this prospectus to "stock," "our stock" or "your stock" refer to our shares of common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our Securities and Exchange Commission filings are available to the public at the Securities and Exchange Commission's web site at http://www.sec.gov. You also can inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20002.

     The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the Securities and Exchange Commission, the information incorporated by reference in this prospectus is considered to be updated automatically and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the Securities and Exchange Commission in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, except that we are not incorporating by reference any document or information that is only "furnished" to the Securities and Exchange Commission or that is otherwise not deemed to be filed with the Securities and Exchange Commission under those sections.

     The following documents, which provide certain information about us, are incorporated by reference in this prospectus:

     1. Annual Report on Form 10-K for the fiscal year ended September 30, 2004; and

     2. Quarterly Reports on Form 10-Q for the quarters ended December 31, 2004 and March 31, 2005.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     This prospectus incorporates documents by reference that are not presented herein or delivered herewith. Provident Bancorp, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this prospectus and deemed to be part hereof, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. These documents are available upon request by contacting Registrar and Transfer Company, 10 Commerce Drive, P.O. Box 664, Cranford, New Jersey 07016, Attn: Dividend Reinvestment Plan Department or by calling (800) 368-5948.

                             PROVIDENT BANCORP, INC.

     We are a Delaware business corporation and a savings and loan company registered under the Home Owners' Loan Act, as amended. We were organized in June 2003 at the direction of the Board of Directors of Provident Bank for the purpose of acting as the stock holding company of Provident Bank in connection with the "second-step" conversion of Provident Bancorp, MHC, the former mutual holding company for Provident Bank. Our assets consist primarily of our investment in Provident Bank, and our principal business is overseeing, and directing the business of Provident Bank.

     Our office is located at 400 Rella Boulevard, Montebello, New York 10901, and our telephone number is (845) 369-8040.

                             DESCRIPTION OF THE PLAN

     The following questions and answers constitute a summary description of the provisions of our Dividend Reinvestment Plan. The full text of the plan is set forth as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference in this prospectus.

PURPOSE AND ADVANTAGES

1.   What is the purpose of the plan?

     The purpose of the Dividend Reinvestment plan is to provide participants with a simple, convenient and economical method of investing cash dividends paid on shares of common stock of Provident Bancorp for the purchase of additional shares of Provident Bancorp common stock. The plan allows participants to have all or a portion of cash dividends paid on their shares of common stock automatically reinvested in shares of common stock of Provident Bancorp.

2.   What are the advantages of the plan?

     Participants may increase their holdings of shares of common stock with the reinvestment of cash dividends received on previously owned shares of common stock registered in their names without incurring any service charges and without the payment of brokerage commissions in connection with purchases under the plan. Regular account statements provide each participant in the plan with a record of each transaction. Participation in the plan is entirely voluntary. You may join or terminate your participation at any time prior to a particular dividend record date by making timely written notice to the plan administrator, subject to your eligibility to participate and the payment of termination fees (see Questions 4 and 19).

PLAN ADMINISTRATION

3.   Who administers the plan for participants?

     Registrar and Transfer Company, Cranford, New Jersey, Provident Bancorp's stock transfer agent (hereinafter referred to as the "Plan Administrator"), administers the plan for participants by maintaining records, sending account statements to participants and performing other duties relating to the plan. Shares of common stock purchased under the plan are registered in the name of the Plan Administrator's nominee and are credited to the accounts of the participants in the plan. The Plan Administrator acts in the capacity as agent for participants in the plan. Provident Bancorp may replace the Plan Administrator at any time within its sole discretion.

PARTICIPATION

4.   Who is eligible to participate?

     All holders of record of at least 100 shares of common stock of Provident Bancorp are eligible to participate in the plan. Beneficial owners of shares of common stock whose shares are registered in names other than their own may participate by requesting their broker or nominee to transfer their shares into their own name or requesting that the broker or nominee enroll in the plan on their behalf. The right to participate in the plan is not transferable to another person apart from a transfer of a Participant's shares of common stock of Provident Bancorp. Stockholders who reside in jurisdictions in which it is unlawful for a stockholder to participate in the plan are not eligible to participate in the plan.

5.   How does an eligible stockholder participate?

     To participate in the plan, a stockholder of record must complete an Authorization Form and return it to the Plan Administrator. Copies of the Authorization Form may be obtained at any time by written request to the Registrar and Transfer Company, 10 Commerce Drive, P.O. Box 664, Cranford, New Jersey 07016, Attn: Dividend Reinvestment Department, online at www.rtco.com, or by calling (800) 368-5948.

6.   When may an eligible stockholder join the plan?

     A stockholder of record owning at least 100 shares of common stock of Provident Bancorp may enroll in the plan at any time. If the Authorization Form is received by the Plan Administrator no fewer than five (5) business days before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of Provident Bancorp common stock, such reinvestment of dividends will begin with that dividend payment. Please note that the plan does not represent any change in Provident Bancorp's dividend policy or a guarantee of the payment of any future dividends.

7.   What does the Authorization Form provide?

     The Authorization Form directs Provident Bancorp to pay to the Plan Administrator for the account of the participating stockholder of record all dividends paid on the shares credited to the participant's account under the plan. It also appoints the Plan Administrator (or such other plan administrator as Provident Bancorp may from time to time designate) as agent for the stockholder and directs such agent to apply all of such dividends for the purchase of additional shares of common stock in accordance with the terms and conditions of the plan.

8.   May a stockholder have dividends  reinvested under the plan with respect to
     less  than  all  of  the  shares  of  common  stock   registered   in  that
     stockholder's name?

     Yes, provided that a participant elects to reinvest cash dividends on at least 100 shares of common stock.

OPTIONAL CASH PAYMENTS

9.   May a participant elect to make additional cash payments under the plan?

     No. The plan does not permit optional, additional cash purchases.

PURCHASES

10.  How will purchases be made?

     Shares of common stock of Provident Bancorp needed to fund the plan may be:

     (i)  acquired by the Plan Administrator on the open market;

     (ii) issued directly by Provident Bancorp from authorized but unissued shares;

     (iii) issued directly by the Provident Bancorp from or treasury shares, or

     (iv) through a combination of (i) through (iii), above.

     Open market purchases under the plan will be made during each calendar quarter on each "Investment Date," which will be the first business day following a dividend payment date or as soon as practicable thereafter. Purchases of shares of common stock will be made at the direction of the Plan Administrator or its selected broker/dealer. Such purchases will be made in accordance with applicable state and federal securities laws and regulations. No interest or earnings will be paid by the Plan Administrator on dividend payments pending their investment in shares of Provident Bancorp common stock.

     To the extent Provident Bancorp funds the plan with shares of its common stock issued directly by Provident Bancorp from authorized but unissued shares or shares, or treasury shares, the dividends payable to participants will be retained by Provident Bancorp as consideration for such shares.

     In the event applicable law or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of the shares of Provident Bancorp common stock, the Plan Administrator is not accountable for its inability to make purchases at such time. If shares of Provident Bancorp common stock are not available for purchase for a period longer than 30 days from the prior dividend payment date, the Plan Administrator will promptly mail to each participant a check in the amount of any unapplied funds in the participant's account.

11.  How many shares of common stock will be purchased for participants?

     The number of shares that will be purchased for each participant on any dividend payment date will depend on the amount of the participant's cash dividend and the purchase price of the shares of Provident Bancorp common stock. Each participant's account will be credited with that number of shares (including fractional shares computed to four (4) decimal places) equal to the total amount to be invested, divided by the applicable purchase price (also computed to four (4) decimal places).

12.  What will be the price of shares of common stock purchased under the plan?

     In making purchases of shares of Provident Bancorp common stock for a participant's account associated with each Investment Date, the Plan Administrator will commingle the participant's funds with those of other participants under the plan. With respect to shares purchased on the open market, the price of shares of Provident Bancorp common stock purchased for participants under the plan with reinvested dividends on their shares of common stock for each Investment Date will be equal to the average price of all shares of the common stock purchased on the Investment Date by the Plan Administrator on behalf of the plan. With respect to shares purchased directly from Provident Bancorp, the price of such shares will be the closing price of shares of common stock of Provident Bancorp as quoted on the Nasdaq National Market as of the close of business on the business day immediately preceding the applicable Investment Date. The Plan Administrator shall have no responsibility with respect to the market value of the shares of Provident Bancorp common stock acquired under the plan for Participant Accounts. Provident Bancorp will bear all costs of administering the plan, except as described under Question 14 below.

13.  How are dividends on shares purchased through the plan applied?

     The purpose of the plan is to provide the participant with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the plan will be automatically reinvested in additional shares of common stock unless and until the participant elects in writing to terminate participation in the plan.

COSTS TO PARTICIPANTS

14. Are there any expenses to participants in connection with purchases under the plan?

     No. Participants will make purchases of shares of common stock under the plan without the payment of brokerage commissions, and Provident Bancorp will pay all fees in connection with purchases of shares of Provident Bancorp common stock under the plan, except for costs associated with the actual purchase price of the shares of common stock purchased on the Investment Date. There are no service charges to participants in connection with purchases of shares of shares of common stock under the plan. All costs of administration of the plan are paid by Provident Bancorp.

     However, there will be a $10 fee if a participant requests be withdraw from the plan. A certificate will be issued for all whole shares and a check will be issued for the cash payment to be made for any fraction of a share. In addition, if a participant requests the Plan Administrator to sell his or her shares in the event of his or her withdrawal from the plan, the participant will pay the applicable brokerage commission associated with the sale of such shares, any required transfer tax, and applicable service charges. There is also a $15 fee to sell shares under the plan (see Question 20 below).

REPORTS TO PARTICIPANTS

15. How will participants be advised of their purchases of shares of common stock?

     As soon as practicable after each purchase, each participant will receive an account statement from the Plan Administrator. These statements are the participant's continuing record of the purchase price of the shares of Provident Bancorp common stock acquired and the number of shares acquired, and should be retained for tax purposes. Participants will also receive, from time to time, communications sent to all record holders of the shares of Provident Bancorp common stock.

DIVIDENDS

16. Will participants be credited with dividends on shares held in their account under the plan?

     Yes. The participant's account will be credited with dividends paid on whole shares and fractional shares credited to the participant's account. The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of Provident Bancorp common stock.

STOCK CERTIFICATES

17.  Will stock certificates be issued for shares of common stock purchased?

     The Plan Administrator will hold all stock certificates representing the shares of common stock purchased under the plan in the name of its nominee. Normally, certificates for shares of Provident Bancorp common stock purchased under the plan will not be issued to participants. The number of shares credited to an account under the plan will be shown on the participant's account statement.

     The Participant may receive certificates for whole shares accumulated in his or her account under the plan by sending a written request to the Plan Administrator. Participants may request periodic issuance of certificates for all full shares in the account. When certificates are issued to the participant, future dividends on such shares will be reinvested in additional shares of common stock. Any undistributed shares will continue to be reflected in the participant's account. No certificates representing fractional shares will be issued.

     The Participant's rights under the plan and shares credited to the account of the participant under the plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name.

     Accounts under the plan are maintained in the names in which the certificates of participants were registered at the time they entered the plan. Additional certificates for whole shares will be similarly registered when issued.

SALE OF SHARES FROM THE PLAN

18.  How does a participant sell shares from the plan?

     A participant may request that any or all of the shares credited to his or her account be sold by the Plan Administrator. If such sale is requested, the sale will be made for the account of the participant by the Plan Administrator's broker within ten business days after receipt of the request at the prevailing market price at the time of such sale. Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15 liquidation fee, any applicable brokerage commission and any transfer tax. The signature on any request for sales in excess of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program.

     Because the Administrator will sell the Shares on behalf of the Plan, neither Provident Bancorp nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuations in the price of Provident Bancorp common stock. Accordingly, if you send in a request to sell Shares, it is possible that the market price of Provident Bancorp common stock could go down or up before the broker sells your Shares. In addition, you will not earn interest on a sales transaction.

WITHDRAWAL FROM THE PLAN

19.  How does a participant withdraw from the plan?

     A participant may withdraw from the plan at any time by sending a written withdrawal notice to the Plan Administrator and including payment of the $10.00 termination fee. Notice received after a particular dividend record date will be effective following the payment date of such dividend. (See Question 5 for the full name and address of the Plan Administrator). When a participant withdraws from the plan, or upon termination of the plan by Provident Bancorp, certificates for whole shares credited to the participant's account under the plan will be issued and a cash payment will be made for any fraction of a share (see Question 19).

     Upon withdrawal from the plan, the participant may also request that all of the shares credited to his or her account be sold by the Plan Administrator. If such sale is requested, the sale will be made for the account of the participant by the Plan Administrator's broker within ten business days after receipt of the request at the prevailing market price at the time of such sale. Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15 liquidation fee, any applicable brokerage commission and any transfer tax. The signature on any request for sales in excess of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program.

20. What happens to a fraction of a share when a participant withdraws from the plan?

     When a participant withdraws from the plan, a cash adjustment representing the value of any fraction of a share then credited to the participant's account will be mailed directly to the participant. The cash adjustment will be based on the closing price of the shares of common stock on the date on which the termination is processed by the Plan Administrator. In no case will certificates representing a fractional share interest be issued.

OTHER INFORMATION

21. What happens when a participant's record ownership of shares of common stock is less than 100 shares as of a dividend record date?

     If a participant disposes of shares of common stock registered in his or her name (including shares credited to his or her account under the plan) so that the total number of shares held under the plan in the name of the participant is less than 100 shares, the Plan Administrator will discontinue the reinvestment of cash dividends on the shares credited to the participant's account under the plan, or otherwise, until such participant's record ownership of shares increases to at least 100 shares in the aggregate. All applicable dividends will be paid in the form of cash until such participant's stock ownership under the plan increases to at least 100 shares. If following a disposition of stock, a participant's aggregate record ownership of the shares of common stock contains less than 100 shares of common stock, then at Provident Bancorp's election, a certificate will be issued for the full shares in the account, a cash payment will be made for any fractional shares, any uninvested cash balance in the account will be paid to the participant, and the account will be terminated.

22. What happens if Provident Bancorp issues a stock dividend, declares a stock split or makes a rights offering?

     Any shares representing stock dividends or stock splits distributed by Provident Bancorp on shares credited to the account of a participant under the plan will be added to the participant's account. Shares representing stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to such participant in the same manner as to stockholders who are not participating in the plan.

     In the event Provident Bancorp makes a rights offering of any of its securities to holders of common stock, participants in the plan will be notified by Provident Bancorp in advance of the commencement of the offering. Participants should instruct the Plan Administrator to transfer whole plan shares into their own names prior to the record date for such offering if they wish to exercise such rights. If no such instructions are received by the Plan Administrator prior to such record date, then such rights shall terminate with respect to both the participant and the Plan Administrator.

23. How will a participant's shares held under the plan be voted at meetings of stockholders?

     Shares credited to the account of a participant under the plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the stockholder with respect to his or her other shares in Provident Bancorp and may be voted by such holder pursuant to such proxy. The Plan Administrator will forward any proxy solicitation materials relating to the shares of common stock held by the plan to the participating stockholder.

     Where no instructions are received from a participant with respect to a participant's shares held under the plan, or otherwise, such shares shall not be voted unless the participant votes such shares in person.

24.  What are the income tax consequences of participation in the plan?

     In general, a participant in the plan has the same Federal and state income tax obligations with respect to dividends credited to his or her account under the plan as other holders of shares of common stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the shares of common stock credited to his or her account under the plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase of additional shares for his or her account. In addition, any brokerage commissions and service charges paid by Provident Bancorp on behalf of the participant is deemed to constitute dividend income by the Internal Revenue Service. Such amounts, if any, will be included on any annual information return filed with the Internal Revenue Service, a copy of which will be sent to the participant.

     The cost basis of each share of common stock credited to a participant's account pursuant to the dividend reinvestment aspect of the plan is the fair market value of the shares of Provident Bancorp common stock on the Investment Date, and the holding period for such shares begins on the day following the Investment Date.

     The receipt by a participant of certificates representing whole shares previously credited to his or her account under the plan upon withdrawal from the plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or loss when shares are sold on behalf of the participant upon withdrawal from the plan or when the participant sells shares after the participant's withdrawal from the plan.

     All  participants  are  advised to consult  with their own tax  advisors to determine the particular tax consequences that may result from their participation in the plan and the subsequent sale by them of shares purchased pursuant to the plan.

25.  What are the responsibilities of Provident Bancorp under the plan?

     Provident Bancorp, and the Plan Administrator in administering the plan, will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or judicially declared incompetency or with respect to the prices at which shares are purchased for the participant's account, and the times when such purchases are made, with respect to any loss or fluctuation in the market value after purchase of shares, or with respect to any sales of shares of common stock made under the plan on behalf of the participant.

     Provident Bancorp shall interpret the plan; all such interpretations and determinations made by Provident Bancorp shall be conclusive. The terms and conditions of the plan, the Authorization Form, the plan's operation, and a Participant's Account will be governed by the laws of the State of New York and the Rules and Regulations of the Securities and Exchange Commission. The terms of the plan and the Authorization Form cannot be changed by oral agreement.

26. Who bears the risk of market price fluctuations in the shares of common stock?

     A participant's investment in shares acquired under the plan is no different from direct investment in shares of common stock Provident Bancorp. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the plan, or otherwise. Neither Provident Bancorp nor the Plan Administrator make any representations with respect to the future value of the shares of Provident Bancorp common stock purchased under the plan. The participant should recognize that Provident Bancorp, the Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the shares of Provident Bancorp common stock purchased or sold under the plan. THE SHARES OF COMMON STOCK PURCHASED IN ACCORDANCE WITH THE PLAN DO NOT CONSTITUTE SAVINGS ACCOUNTS OR DEPOSITS ISSUED BY A SAVINGS INSTITUTION OR BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

27.  May the plan be changed or discontinued?

     The plan may be amended, suspended, modified or terminated at any time by the Board of Directors of Provident Bancorp without the approval of the participants. Thirty (30) calendar days notice of any suspension, termination or amendment or modification that would have a material adverse effect on the participants' rights under the plan will be sent to all participants, who shall at all times have the right to withdraw from the plan.

     Provident Bancorp or the Plan Administrator may terminate a stockholder's individual participation in the plan at any time by written notice to the stockholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares in the account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the plan and a check for any fractional share.

                                 USE OF PROCEEDS

     To the extent shares of common stock used to fund the Dividend Reinvestment plan are purchased on the open market, there will be no proceeds from the issuance of shares to participants in the Dividend Reinvestment plan. The net proceeds from the sale of newly issued shares of common stock issued under the plan will be used for general corporate purposes, which may include investments at the holding company level, investments in or extensions of credit to our banking subsidiary and possible acquisitions. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and availability of other funds.

                                  LEGAL MATTERS

     The legality of the issuance of the shares of common stock offered hereby will be passed upon for Provident Bancorp, Inc. by Luse Gorman Pomerenk & Schick, Washington, D.C.

                                     EXPERTS

     The consolidated financial statements included in the Provident Bancorp, Inc. Annual Report on Form 10-K for the year ended September 30, 2004, incorporated by reference in this prospectus, have been audited by KPMG LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                           FORWARD-LOOKING STATEMENTS

     Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which we operate, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of our business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

         We wish to caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We wish to advise you that the factors listed above could affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                 INDEMNIFICATION

     Our directors and executive officers are entitled to indemnification as expressly permitted by the provisions of the Delaware Business Corporation Law, as amended, and our Certificate of Incorporation. We also have directors' and officers' liability insurance, which provides, in general, insurance to our directors and officers against loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         Set forth below is an estimate of the approximate amount of fees and expenses which may be incurred by the Company in connection with the issuance and distribution of shares of Common Stock pursuant to the Prospectus contained in this Registration Statement and which will be paid by the Company.

          Securities and Exchange Commission registration fee.......   $  1,359
          Accounting fees and expenses..............................      5,000
          Legal fees and expenses...................................     10,000
          Printing..................................................      5,000
          Transfer agent fees and expenses                                2,500
          Miscellaneous expenses....................................      1,141
                                                                       --------
                                                               Total   $ 25,000
                                                                       ========

Item 15.  Indemnification of Directors and Officers.

         Articles TENTH and ELEVENTH of the Certificate of Incorporation of Provident Bancorp, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

         TENTH:


         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

         ELEVENTH:

         A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any  repeal  or  modification  of  the  foregoing   paragraphs  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         In addition, the Company has entered into Employment Agreements with Stephen G. Dormer, John F. Fitzpatrick, Paul A. Maisch, Daniel G. Rothstein,
Robert J. Sansky and George Strayton pursuant to which the Company has undertaken contractually to provide indemnification in the manner described above.

Item 16.  Exhibits.

         The following is a list of exhibits  filed as part of the  Registration
Statement:

         5.1      Opinion of Luse Gorman Pomerenk & Schick, P.C.
         10.1     Dividend Reinvestment Plan
         23.1     Consent of KPMG LLP
         23.2     Consent of Luse Gorman Pomerenk & Schick, P.C. (included in
                  Exhibit 5.1)
         24.1     Power of Attorney (contained on signature page of this filing)

Item 17.  Undertakings.

     a.   The undersigned Registrant hereby undertakes:

          (1)  to file, during any period in which offers or sales of securities
               are  made,  a  post-effective   amendment  to  this  registration
               statement:

               i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montebello, State of New York, on June 13, 2005.

                                          PROVIDENT BANCORP, INC.

                                           /s/ George Strayton
                                          --------------------------------------
                                          George Strayton
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Provident Bancorp, Inc. (the "Company") hereby severally constitute and appoint George Strayton as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said George Strayton may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-3 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said George Strayton shall do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.


Signatures                                  Title                                       Date
----------                                  -----                                       ----



/s/ George Strayton
--------------------------          President, Chief Executive Officer               June 13, 2005
George Strayton                     and Director (Principal Executive
                                    Officer)



/s/ Paul A. Maisch
--------------------------          Senior Vice President and                        June 13, 2005
Paul A. Maisch                      Chief Financial Officer (Principal
                                    Financial and Accounting Officer)



/s/ William F. Helmer
--------------------------          Chairman of the Board                            June 13, 2005
William F. Helmer


/s/ Dennis L. Coyle
--------------------------          Vice Chairman                                    June 13, 2005
Dennis L. Coyle


/s/ Judith Hershaft
--------------------------          Director                                         June 13, 2005
Judith Hershaft


/s/ Thomas F. Jauntig, Jr.
--------------------------          Director                                         June 13, 2005
Thomas F. Jauntig, Jr.


/s/ Thomas G. Kahn
--------------------------          Director                                         June 13, 2005
Thomas G. Kahn


/s/ R. Michael Kennedy
--------------------------          Director                                         June 13, 2005
R. Michael Kennedy


/s/ Victoria Kossover
--------------------------          Director                                         June 13, 2005
Victoria Kossover


/s/ Donald T. McNelis
--------------------------          Director                                         June 13, 2005
Donald T. McNelis




/s/ Richard A. Nozell
--------------------------          Director                                         June 13, 2005
Richard A. Nozell


/s/ Carl J. Rosenstock
--------------------------          Director                                         June 13, 2005
Carl J. Rosenstock


/s/ William R. Sichol, Jr.
--------------------------          Director                                         June 13, 2005
William R. Sichol, Jr.



/s/ Burt Steinberg
--------------------------          Director                                         June 13, 2005
Burt Steinberg


/s/ F. Gary Zeh
--------------------------          Director                                         June 13, 2005
F. Gary Zeh


                                  EXHIBIT INDEX

    Exhibit No.       Exhibit
    -----------       -------

         5.1      Opinion of Luse Gorman Pomerenk & Schick, P.C.
         10.1     Dividend Reinvestment Plan
         23.1     Consent of KPMG LLP
         23.2     Consent of Luse Gorman Pomerenk & Schick, P.C. (included in
                  Exhibit 5.1)
         24.1     Power of Attorney (contained on signature page of filing)